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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 26, 1996 appearing on page 32 of Technology Solutions Company Annual Report on Form 10-K for the year ended May 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

July 15, 1997
Chicago, Illinois